Exhibit 3.91

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

COMMONWEALTH TECHNOLOGY, INCORPORATED

ARTICLE 1

NAME

The name of the corporation is Commonwealth Technology, Incorporated (the “Corporation”).

ARTICLE 2

PURPOSES

The purposes for which the Corporation is formed are:

(a) To carry on a business of performing mechanical, electro-mechanical, and electronic research and development and the production and sale of manufactured products.

(b) To enter into partnership agreements with other corporations, firms and individuals and to do all and everything necessary, suitable, and proper for the accomplishment of any of the purposes or attainment of any of the objects or the furtherance of any of the powers mentioned, either alone or in association with any of the other corporations, firms or individuals, to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid business or powers of any part or parts thereof, provided the same is not inconsistent with the laws under which the Coiporation is organized.

(c) To transact any business not prohibited by law or required to be stated herein by the Virginia Stock Corporation Act.

ARTICLE 3

AUTHORIZED CAPITAL

The Corporation shall be authorized to issue no more than 54,000 shares of common stock.

Executed August 18, 2011

ARTICLE 4

BOARD OF DIRECTORS

1. Number of Directors. The number of Directors shall be as specified in the bylaws of the Corporation. Such number may be increased or decreased from time to time in such manner as may be prescribed in the bylaws of the Corporation.

2. Staggered Board. Commencing with the fiscal year 2012 annual meeting of shareholders (or by unanimous written consent in lieu thereof), the Board of Directors shall be divided into three classes, Class L Class II, and Class III. Initially, there shall be two Directors in Class I, two Directors in Class II, and one Director in Class III. The initial term of each class of Directors shall expire at the annual meeting of shareholders to be held in the following fiscal years: Class I - 2016; Class II - 2015; and Class III - 2014. At each annual meeting of shareholders after the fiscal year 2012 annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected for a three-year term. When the number of directors is changed, any newly-created directorships or any decrease in directorships shall be so apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible; provided, however, that no decrease in the number of directors shall shorten or terminate the term of any incumbent Director.

3. Reelection. Directors may run for reelection.

ARTICLE 5

LIMITATION OF LIABILITY AND INDEMNIFICATION

1. Limitation of Liability. In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

Executed August 18, 2011

2. Indemnification.

(a) The Corporation shall indemnify (i) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or (ii) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law. A person is considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to the participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested Directors, to enter into a contract to indemnify any Director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

(b) The provisions of this Article shall be applicable to all proceedings commenced after the adoption hereof by the shareholders of the Corporation, arising from any act or omission, whether occurring before or after such adoption, upon a determination pursuant to Virginia law, as it may be amended from time to time, that indemnification is permissible under the circumstances. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys’ fees, incurred by any such director officer, employee or agent in connection with such actions and determinations or proceedings of any kind arising therefrom.

(c) The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in Section (2)(a) or (b) of this Article.

Executed August 18, 2011

(d) Any indemnification under Section (2)(b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section (2)(b).

The determination shall be made:

(i)    By the Board of Directors by a majority vote of a quorum consisting of Directors not at the time parties to the proceeding;

(ii)    If a quorum cannot be obtained under subsection (i) of this Section, by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to the proceeding;

(iii)    By special legal counsel:

(1)    Selected by the Board of Directors or its committee in the manner prescribed in subsection (i) or (ii) of this Section; or

(2)    If a quorum of the Board of Directors cannot be obtained under subsection (i) of this Section and a committee cannot be designated under subsection (ii) of this Section, selected by majority vote of the full Board of Directors, in which selection Directors who are parties may participate; or

(iv)    By the shareholders, but shares owned by or voted under the control of Directors who are at the time parties to the proceeding may not be voted on the determination.

Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under subsection (iii) of this Section (2)(d) to select counsel.

Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

Executed August 18, 2011

(e)    (i)    The Corporation may pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section (2)(d) if the applicant furnishes the Corporation:

(1)    a written statement of his good faith belief that he has met the standard of conduct described in Section (2)(b); and

(2)    a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct.

(ii)    The undertaking required by paragraph (2) of subsection (i) of tins Section shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

(ii)    Authorizations of payments under this Section shall be made by the persons specified in Section (2)(d).

(f)    The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested Directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in Section (1) or Section (2)(a) of this Article who was, is or may become a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of tire Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section (2)(a). The provisions of Sections (2)(b) through (e) of this Article shall be applicable to any indemnification provided hereafter pursuant to this Section (2)(f).

(g)    The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against

Executed August 18, 2011

any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

(h)    Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia.

ARTICLE 6

DURATION

The duration of the Corporation is to be perpetual.

Executed August 18, 2011

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

See attached.

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

COMMONWEALTH TECHNOLOGY, INCORPORATED

ARTICLE 1

NAME

The name of the corporation is Commonwealth Technology, Incorporated (the “Corporation”).

ARTICLE 2

PURPOSES

The purposes for which the Corporation is formed are:

(a) To carry on a business of performing mechanical, electro-mechanical, and electronic research and development and the production and sale of manufactured products.

(b) To enter into partnership agreements with other corporations, firms and individuals and to do all and everything necessary, suitable, and proper for the accomplishment of any of the purposes or attainment of any of the objects or the furtherance of any of the powers mentioned, either alone or in association with any of the other corporations, firms or individuals, to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid business or powers of any part or parts thereof, provided the same is not inconsistent with the laws under which the Corporation is organized.

(c) To transact any business not prohibited by law or required to be stated herein by the Virginia Stock Corporation Act.

ARTICLE 3

AUTHORIZED CAPITAL

The Corporation shall be authorized to issue no more than 54,000 shares of common stock.

Executed August 18, 2011

ARTICLE 4

BOARD OF DIRECTORS

1. Number of Directors. The number of Directors shall be as specified in the bylaws of the Corporation. Such number may be increased or decreased from time to time in such manner as may be prescribed in the bylaws of the Corporation.

2. Staggered Board. Commencing with the fiscal year 2012 annual meeting of shareholders (or by unanimous written consent in lieu thereof), the Board of Directors shall be divided into three classes, Class I, Class II, and Class III. Initially, there shall be two Directors in Class I, two Directors in Class II, and one Director in Class III. The initial term of each class of Directors shall expire at the annual meeting of shareholders to be held in the following fiscal years: Class I - 2016; Class II - 2015; and Class III - 2014. At each annual meeting of shareholders after the fiscal year 2012 annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected for a three-year term. When the number of directors is changed, any newly-created directorships or any decrease in directorships shall be so apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible; provided, however, that no decrease in the number of directors shall shorten or terminate the term of any incumbent Director.

3. Reelection. Directors may run for reelection.

ARTICLE 5

LIMITATION OF LIABILITY AND INDEMNIFICATION

1. Limitation of Liability. In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

Executed August 18, 2011

2. Indemnification.

(a) The Corporation shall indemnify (i) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or (ii) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law. A person is considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to the participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested Directors, to enter into a contract to indemnity any Director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

(b) The provisions of this Article shall be applicable to all proceedings commenced after the adoption hereof by the shareholders of the Corporation, arising from any act or omission, whether occurring before or after such adoption, upon a determination pursuant to Virginia law, as it may be amended from time to time, that indemnification is permissible under the circumstances. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys’ fees, incurred by any such director officer, employee or agent in connection with such actions and determinations or proceedings of any kind arising therefrom.

(c) The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in Section (2)(a) or (b) of this Article.

Executed August 18, 2011

(d) Any indemnification under Section (2)(b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section (2)(b).

The determination shall be made:

(i)    By the Board of Directors by a majority vote of a quorum consisting of Directors not at the time parties to the proceeding;

(ii)    If a quorum cannot be obtained under subsection (i) of this Section, by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to the proceeding;

(iii)    By special legal counsel:

(1)    Selected by the Board of Directors or its committee in the manner prescribed in subsection (i) or (ii) of this Section; or

(2)    If a quorum of the Board of Directors cannot be obtained under subsection (i) of this Section and a committee cannot be designated under subsection (ii) of this Section, selected by majority vote of the full Board of Directors, in which selection Directors who are parties may participate; or

(iv)    By the shareholders, but shares owned by or voted under the control of Directors who are at the time parties to the proceeding may not be voted on the determination.

Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under subsection (iii) of this Section (2)(d) to select counsel.

Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

Executed August 18, 2011

(e)    (i)    The Corporation may pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section (2)(d) if the applicant furnishes the Corporation:

(1)    a written statement of his good faith belief that he has met the standard of conduct described in Section (2)(b); and

(2)    a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct.

(ii)    The undertaking required by paragraph (2) of subsection (i) of this Section shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

(ii)    Authorizations of payments under this Section shall be made by the persons specified in Section (2)(d).

(f)    The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested Directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in Section (1) or Section (2)(a) of this Article who was, is or may become a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section (2)(a). The provisions of Sections (2)(b) through (e) of this Article shall be applicable to any indemnification provided hereafter pursuant to this Section (2)(f).

(g)    The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against

Executed August 18, 2011

any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

(h)    Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia.

ARTICLE 6

DURATION

The duration of the Corporation is to be perpetual.

Executed August 18, 2011

ARTICLES OF RESTATEMENT

OF

THE ARTICLES OF INCORPORATION

OF

COMMONWEALTH TECHNOLOGY, INCORPORATED

Pursuant to Section 13.1-711 of the Code of Virginia (1950), as amended, the undersigned submits the following articles of restatement as follows:

1.    The name of the Corporation is Commonwealth Technology, Incorporated.

2.    The Articles of Incorporation of the Corporation (the “Articles of Incorporation”) are amended and restated by deleting the Articles of Incorporation in their entirety and substituting therefor the Amended and Restated Articles of Incorporation attached hereto as Exhibit A (the “Restated Articles”).

3.    The Restated Articles contain amendments to the Articles of Incorporation that require shareholder approval.

4.    The Restated Articles shall become effective upon issuance by the State Corporation Commission of a Certificate of Amendment.

5.    The foregoing amendments were adopted on August 18, 2011 by unanimous consent in writing in lieu of a meeting of the Corporation’s board of directors pursuant to Section 13.1-685 of the Virginia Stock Corporation Act.

6.    The foregoing amendments were adopted on August 18, 2011 by unanimous consent in writing in lieu of a meeting of the Corporation’s shareholders pursuant to Section 13.1-657 of the Virginia Stock Corporation Act.

These articles of restatement are executed this 11th day of January, 2012, in the name of the Corporation by the undersigned officer, who declares under the penalties of perjury that the facts stated herein are true.

COMMONWEALTH TECHNOLOGY, INCORPORATED

By:
Paul C. McCann, President

16757454_1.DOC